UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

            Inventergy Global, Inc. (the “Company”) has scheduled its 2015 annual meeting of stockholders (the “2015 Annual Meeting”) for September 9, 2015. In accordance with the Company’s bylaws (the “Bylaws”), stockholders who intend to submit a proposal regarding a director nomination at the 2015 Annual Meeting must ensure that notice of any such proposal (including certain additional information specified in the Bylaws) is received by the corporate secretary at the Company’s principal executive offices at 900 E. Hamilton Avenue #180, Campbell, CA 95008, and addressed to the attention of the Corporate Secretary no later than 5:00 p.m. Pacific Standard Time on June 22, 2015. The Company has set a deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2015 Annual Meeting and which is consistent with our Bylaws. In order to be considered timely, such proposals must be received by the Company at its principal executive offices, addressed to the attention of the corporate secretary, no later than 5:00 p.m. Pacific Standard Time on June 22, 2015. This deadline will also apply in determining whether notice is timely for purposes of exercising discretionary voting authority with respect to proxies for purposes of Rule 14a- 4(c) under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2015

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer